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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-48367 and 333-483369 of The Elder-Beerman Stores Corp. on Form S-8 of our report dated April 20, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement), appearing in this Annual Report on Form 10-K of The Elder-Beerman Stores Corp. for the year ended January 29, 2000.

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 20, 2000